Exhibit 11 - Statements Re:  Computation of Per Share Earnings

Primary:                                   1996      1995       1994
                                           ----      ----       ----
                                (Amounts in thousands, except per share amounts)

Average shares outstanding                8,375     7,338       5,779
Net effect of the assumed
 exercise of stock options
 based on the treasury stock
 method using average market
 price                                      212      238          161
                                          -----     ----        -----
      Total                               8,587    7,576        5,940
                                          =====    =====        =====



Net income                               $7,435   $5,025       $2,971
                                          =====    =====        =====

Net income                               $  .87   $  .66        $ .50
                                          =====    =====         ====

                                      -33-
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                                           1996      1995        1994
                                           ----      ----        ----
                                (Amounts in thousands, except per share amounts)

Fully Diluted:

Average shares outstanding                8,375     7,338      5,779
Net effect of the assumed
 exercise of stock options
 based on the treasury stock
 method using average market
 price or year ended market
 price, whichever is higher                 248       184        140
                                          -----     -----      -----
              Total                       8,623     7,583      5,963
                                          =====     =====      =====


Net income                               $7,435    $5,025     $2,971
                                          =====     =====      =====


Income per common share:
Net income                               $  .86     $ .66      $ .50
                                          =====      ====       ====